EXHIBIT 10.1

THE DOW CHEMICAL COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT PURSUANT TO
THE DOW CHEMICAL COMPANY 1994 NON-EMPLOYEE DIRECTORS' STOCK PLAN

The Dow Chemical Company ("the Company" or "Dow") has delivered to you prospectus material pertaining to shares of Dow Common Stock covered by The Dow Chemical Company 1994 Non-Employee Directors' Stock Plan ("the Plan"). This instrument is referred to herein as "this Agreement." Terms that are used herein and defined in the Plan are used as defined in the Plan. THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

TERMS AND CONDITIONS

 1.  This Agreement is in all respects subject to the terms and conditions of the Plan, all of which are hereby incorporated herein and by reference made a part hereof.

2.  The Option grant covered by this Agreement ("Grant") provides for a three-year incremental vesting schedule. No Options may be exercised earlier than one year from the date of grant. On each of the first three September anniversaries after the date of grant, one-third of the Options granted shall vest and become immediately exercisable.

3.  Except in the case of death or retirement, this Agreement shall expire within 6 months from Board termination and are exercisable only to the extent they have vested as provided in Item 2, notwithstanding the fact that the stated term of this Agreement may not have expired. In the event of your death or retirement from the Board of Directors this Grant shall become fully vested and immediately exercisable. This Agreement shall terminate five years after death or retirement, but not later than the original expiration date of this Agreement. During your lifetime the Options in this Grant may not be exercised by any person other than you.

4.  Your right to exercise the Options in this Grant may not be sold, pledged, or otherwise transferred (except as hereinafter provided) and any attempt to sell, pledge, assign or otherwise transfer shall be void and your rights to the Options in this Grant shall therefore be forfeited. Your right to exercise such Options shall, however, be transferable by will or pursuant to the laws of descent and distribution or you may make a written designation of a beneficiary on the form prescribed by the Compensation Committee, which beneficiary (if any) shall succeed to your rights under this Agreement in the event of your death.

5.  In the event of your death, the beneficiary (if any) last designated by you on the stock Option beneficiary designation form prescribed by the Compensation Committee may exercise the Options in this Grant and otherwise succeed to your rights hereunder. If no such beneficiary is effectively designated by you or in the event of the death or nonexistence of a designated beneficiary without a designated successor, your legal representative or the person or persons to whom the rights under this Agreement shall have been transferred by will or under the laws of descent and distribution may exercise the Options in this Grant giving notice of exercise pursuant to Item 5.

6.  Notice of the exercise of Options in this Grant in whole or in part shall be made to the Company's stock administrator (who on the date of this Grant was Smith Barney) via on-line trading, VRU, or Customer Service. Such notice of exercise shall be accompanied by payment in full for the shares covered thereby. Payment shall be in United States dollars and shall be made by official bank check, certified check, or the equivalent. The Stock Award Resource Center shall have discretionary authority to accept a personal uncertified check or bank transfer in lieu of the foregoing methods of payment. Neither Dow nor any of this subsidiaries or affiliates, nor any of their directors, officers, employees, or agents thereof shall be liable for any delay in the issuance or receipt of any shares pursuant to this Agreement. The Company may change its stock administrator from time to time, and the administrative rules for exercising Options.

7.  All unexercised Options shall automatically terminate and be null and void if the Board of Directors terminates your directorship on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary or affiliate. The termination of unexercised Options shall be as of the date your service as a Director terminates.

8.  Rights to vote and receive dividends on shares underlying the Options do not accrue until stock certificates have been issued after exercise of the Options.

9.  Nothing contained in this Agreement shall confer or be deemed to confer upon you any right with respect to continuance as a Director.

10. Awardees will be deemed to have agreed to this Non-Qualified Stock Option Agreement with the Company effective September 1, 2004. To the extent that federal laws do not otherwise control, this Non-Qualified Stock Option Agreement shall be governed by the law of Delaware and construed accordingly. You may choose to reject this award by written notice delivered to the Compensation Committee of the Company within ninety days of the date of this instrument as first above written. Individuals who reject this Non-Qualified Stock Option will not receive additional cash or non-cash compensation in lieu of the Non-Qualified Stock Option. Subject to earlier termination by operation of another term or condition of this Agreement or the Plan, this Agreement expires when all Options granted under this Agreement have been exercised or on the expiration date outlined on the front of this agreement, whichever date is earlier.